Exhibit 10.3

August 22, 2006

Frank E. O’Donnell, Jr. MD

Chairman and CEO

Accentia Biopharmaceuticals, Inc

5310 Cypress Center Drive, Suite 101

Tampa, Florida, 33609

Re: Amendment to the Second Amendment of August 22, 2006 to the License Agreement between Accentia Specialty Biopharmaceuticals, Inc., Accentia Specialty Pharmacy and Mayo Foundation for Medical Education and Research of February 10, 2004, as amended (“Agreement”)

Dear Dr. O’Donnell:

This letter memorializes an amendment to the Second Amendment between the parties regarding the interpretation of the Second Amendment that:

1.	Paragraph 4.03 of the Agreement is not applicable to NPP Products (as that term is defined in the Second Amendment); and

2.	The reference to new Paragraph 4.11 in the Second Amendment is understood to be the addition of Paragraph 4.13 to the Agreement.

As you are authorized to make this Amendment to the Second Amendment on behalf of Accentia Specialty Biopharmaceuticals, Inc. and Accentia Specialty Pharmacy, please memorialize this agreement by signing below.

Sincerely,

/s/ Steven P. VanNurden
Mayo Foundation for Medical Education and Research
Name:	Steven P. VanNurden
Title:	Assistant Treasurer

Accepted and Agreed by:

Accentia Biopharmaceuticals and Accentia Specialty Pharmacy

/s/ Frank E. O’Donnell, Jr., M.D.
Frank E. O’Donnell, Jr. MD
Chairman and CEO